AMENDMENT NO. 2 TO SUBSCRIPTION AND PURCHASE AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Subscription and Purchase Agreement dated as of July 8, 2008, as previously amended by Amendment No. 1 dated February 20, 2009 (collectively, the “Agreement”), by and between Clearant, Inc., a Delaware corporation (the “Company”), and CPI Investments, Inc., an Arizona corporation (the “Purchaser”), is hereby entered into and effective as of August 3, 2009. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1. Sections 2.2(c) and (d) of the Agreement are amended and restated in their entirety as follows:

(c) On or before August 3, 2009, the Company shall deliver to the Purchaser a Note in the form attached as Exhibit A hereto (the “Interim Note”) in the principal amount of One Million Four Hundred Thousand Dollars ($1,400,000) upon which shall be reflected all prior advances to the Company under this Agreement for the First Tranche and the Second Tranche, plus funds totaling Six Hundred Thousand Dollars ($600,000.00) (the “Third Tranche”) previously received as follows: Sixty-Eight Thousand Six Hundred Sixty Dollars ($68,659.76) on December 12, 2008; Fifty Thousand Dollars ($50,000.00) on January 8, 2009; One Hundred Fifty-Five Thousand Sixty-Four Dollars ($155,064.43) on February 26, 2009; Seventy-Seven Thousand Four Hundred Dollars ($77,400.00) on March 12, 2009; Seventy-Five Thousand Nine Hundred Fifty-Six Dollars ($75,955.78) on May 4, 2009; Sixty Thousand Three Hundred Forty-Four Dollars ($60,344.83) on May 19, 2009; and One Hundred Twelve Thousand Five Hundred Seventy-Six Dollars ($112,575.20) on August 3,, 2009; and

(d) On or before October 31, 2009 the Company shall deliver to the Purchaser a Note (the “Additional Note”) in the principal amount of Six Hundred Thousand Dollars ($600,000) (the “Final Tranche”), for advances received as follows, One Hundred Thousand Dollars ($100,000) on or before August 15, 2009 and One Hundred Thousand Dollars ($100,000.00) on or before August 31, 2009 and Two Hundred Thousand Dollars ($200,000.00) due on September 30, 2009 and Two Hundred Thousand Dollars ($200,000) on or before October 31, 2009. After receiving the complete Final Tranche, the Company shall deliver to the Purchaser a Note in the principal amount of Two Million Dollars ($2,000,000), which shall replace the Interim Note and the Additional Note, and reflect all consideration provided by the Purchaser to the Company under this Agreement. Each of the financing “tranches” described in Section 2.2 (a)-(d) are sometimes individually referred to herein as a “Tranche” and collectively, the “Tranches.”

3. The Purchaser agrees that in the event that the Company’s net cash on hand defined as gross cash on hand and in the bank less issued and outstanding checks is less than $120,000.00 then the Purchaser agrees to postpone payment of interest until such time as the balance is $120,000.00.

3.. The Company acknowledges that the Purchaser has fully funded the Third Tranche as of August 3, 2009. The Company and the Purchaser each acknowledges and agrees that the other party is not in material breach or default of the Agreement.

4. The Company acknowledges that the Purchaser has validly deducted or otherwise collected interest accrued on advances made pursuant to Tranches 1, 2 and 3. The Company authorizes these deductions and/or collections and further agrees that the Purchaser was entitled to take all deductions so taken notwithstanding that the Purchaser was in default of the Agreement.

6. The Conversion Price for the Note to be issued under Section 2.2(d) shall the weighted average market price of the Company’s shares over the preceding 10 days prior to closing of the Final Tranche.

7. At the option of the Company, the Maturity Date of all outstanding Notes will be three years from the closing date of funding of the Final Tranche.

8. Except as expressly set forth herein, the Agreement shall remain in full force and effect, and is hereby ratified and affirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

CLEARANT, INC.	CPI INVESTMENTS, INC.
By: /s/ Jon Garfield	By: /s/ Brian Cameron

Name: Jon Garfield Title: Chief Executive Officer	Name: Brian Cameron Title: Chief Financial Officer

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